Capital One Master Trust Aggregated Data for 2001                  Exhibit 99.0

Defaults                                                                          1,019,199,679.34
Total Collections                                                                38,291,925,677.68
Collections of Principal Receivables                                             33,467,425,618.80
Collection of Finance Charge Receivables (includes amortization of
annual membership fees)                                                           4,972,000,011.92
Annual Servicing Fee Paid                                                          290,218,683.71
Aggregate amount paid to Certificateholders allocable to principal                3,345,445,258.00
Class A Investor Charge-Offs                                                            0.00
Class B Investor Charge-Offs                                                            0.00
Class C Investor Charge-Offs                                                            0.00



                                                                  Page 10 of 58